UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

AETNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Notice of Annual Meeting and Proxy Statement Available on AetNet
The following message is from Elease E. Wright, Head of Human Resources:
Beginning today, employees who are Aetna shareholders through Aetna’s 401(k) Plan can access their definitive 2007 Aetna Inc. Notice of Annual Meeting and Proxy Statement, the 2006 Aetna Annual Report, Financial Report to Shareholders and the 2006 Aetna Annual Report at www.aetna.com/investor/proxy.htm and www.aetna.com/investor/annualrept.htm, respectively. Employees without e-mail or intranet access will receive copies of these materials at their mailing addresses. If you would like a copy, please call 1-800-237-4273.
Electronic Voting on Proxy Statement
The Proxy Statement is one of Aetna’s most important corporate public documents. It includes information on Aetna’s Board of Directors and describes the proposals to be voted on at the Annual Meeting of Shareholders, which will be held on Friday, April 27, 2007, at the Gaylord Texan Resort and Convention Center in Grapevine, Texas. This week, Computershare Trust Co. N.A., the distribution agent for the trustee of Aetna’s 401(k) Plan, will e-mail voting instructions to active employees who hold Aetna stock through this plan. All employees who held Aetna stock through the Aetna 401(k) Plan at the close of business on February 23, 2007, have the opportunity to vote on these proposals electronically — either over the Internet or by telephone. Employees’ individual voting instructions are strictly confidential and are not disclosed to Aetna. Employee shareholders who wish to attend the annual meeting will be asked to provide photo identification (Aetna ID badge) before being admitted.
2006 Aetna Annual Report
The 2006 Annual Report, Making a Difference, highlights the many ways Aetna is differentiating itself as a leader in the industry and having a positive impact on health care in America. To showcase a very important way in which we are making a difference, Aetna this year has taken the novel step of including a CD demo of our innovative Personal Health Record.
In his Letter to Shareholders, Aetna Chairman, CEO and President Ronald A. Williams discusses how Aetna is innovating for customers and creating value for shareholders, while working to improve the health care system for all Americans. There also is a special tribute to retired Chairman John W. Rowe, M.D. to thank him for his leadership and many contributions.
In addition to financial results and information on corporate governance, much of the Annual Report is devoted to highlighting the breadth and depth of Aetna’s capabilities. Complemented by some of Aetna’s print ads, the business narrative offers proof points for how we are improving the quality of care; engaging consumers; increasing affordability and access; and influencing public policy. There also are informative sections on Aetna’s plans and products, our commitment to social responsibility, and some of the awards and recognition Aetna earned in the past year.
The 2006 Annual Report is available online at www.aetna.com/investor/annualrept.htm. I encourage you to read the report and learn how Aetna is making a difference.